Exhibit 23.1


Letterhead


                       CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the incorporation by reference in the Registration Statements of CN Bancorp, Inc. on Form S-3 (No. 333-114355) and Form S-8 (Nos. 333-116359, 333-116363 and 333-116380) of our report dated February 8, 2005 relating to the consolidated financial statements, which appears in the 2004 Annual Report, which is incorporated in this Annual Report on Form 10-KSB.


/s/ Beard Miller Company LLP

Baltimore, Maryland
March 14, 2005